UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, July 30, 2024

UFP Industries Announces Second Quarter Results

GRAND RAPIDS, Mich., Tuesday, July 30, 2024 – UFP Industries, Inc. (Nasdaq: UFPI) today announced second quarter 2024 results including net sales of $1.9 billion, net earnings attributable to controlling interest of $126 million, and earnings per diluted share of $2.05.

“Our second quarter results were in line with expectations in a more challenging business cycle, and I am grateful for the efforts of all of our UFP teammates to adapt to this environment and adjust capacity to meet demand,” said Chairman and CEO Matthew J. Missad. “The weaker environment and expected near-term softness in demand have enabled us to more aggressively pursue our long-term expansion plans and improvement strategies. These efforts include investments in automation and consolidating operations to eliminate redundancies, lower costs and enhance the profitability of each of our facilities. Additionally, we are using our strong balance sheet to stay on offense by investing in acquisitions, new ventures, new value-added products, and organic expansion, while returning capital to shareholders through our recently increased dividend and share repurchase program. Our long-term outlook for growth remains strong.”

Second Quarter 2024 Highlights (comparisons on a year-over-year basis except where noted):

●	Net sales of $1.9 billion decreased 7 percent due to a 6 percent decrease in selling prices and a 1 percent decrease in organic unit sales. Quarter over quarter, the price of Southern Yellow Pine (SYP) decreased 19 percent, which contributed to our decrease in selling prices.
●	New product sales of $134 million were 7.0 percent of total sales compared to 7.4 percent in the second quarter of 2023. Many products that were considered new products in 2023 were sunset and not included in 2024 totals.
●	Net earnings attributable to controlling interests of $126 million represents a 16 percent decrease from last year.
●	Adjusted EBITDA[1] of $204 million represents a decrease of 13 percent while adjusted EBITDA margin[1] declined 80 basis points to 10.7 percent.

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

UFP Industries, Inc.

Capital Allocation

UFP Industries maintains a strong balance sheet with $1.04 billion in cash on June 29, 2024, compared to $702 million in cash at the end of the second quarter of 2023. The company had approximately $2.3 billion of liquidity as of June 29, 2024. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions and Organic Growth. The company continues to pursue strategic acquisitions and will invest in organic growth opportunities when acquisition targets are not available at valuations that will allow us to meet or exceed targeted return rates. The company is targeting capital investments in 2024 of up to $300 million for automation, technology upgrades, geographic expansion and increased capacity at existing facilities, specifically for its Deckorators, Site Built, metal packaging, and machine-built pallet businesses. Approximately $200 million of projects have been approved in 2024 and another $96 million in projects are pending approval. Longer lead times for equipment and site selection in the case of new locations may delay some investments until 2025.
-	Dividend payments. On July 24, 2024, the UFP Industries Board of Directors approved a quarterly dividend payment of $0.33 per share, a 10 percent increase over the quarterly dividend of $0.30 per share paid in September 2023. The dividend is payable on September 16, 2024, to shareholders of record on September 2, 2024.
-	Share repurchases. The company was authorized to purchase up to $200 million of outstanding stock through July 31, 2024. From July 26, 2023, through the end of the second quarter of 2024, the company repurchased approximately 1,477,000 shares at an average price of $110.96 (a total of $163.9 million). On July 24, 2024, the Board of Directors for UFP Industries authorized the company to repurchase up to $200 million of shares through July 31, 2025.

By business segment, the company reported the following second quarter 2024 results:

UFP Retail Solutions

Net sales of $809 million, down 14 percent compared to the second quarter of 2023, while gross profit increased 3 percent. Sales performance was attributable to a 7 percent decline in selling prices, a 5 percent decline in organic unit sales, and a 2 percent decline due to the transfer of certain product sales to the Packaging and Construction segments. Organic unit sales decreased 2 percent for Deckorators, 6 percent for ProWood and 4 percent for UFP-Edge. Overall, unit sales decreased 5 percent with big box customers, a decline that largely correlates with an easing in repair and remodel activity, and were flat with independent retailers. Gross profit for the retail segment increased 3 percent to $127 million, primarily due to operational improvements, SKU rationalization, and better inventory positioning and utilization of our managed inventory programs.

UFP Industries, Inc.

UFP Packaging

Net sales of $435 million were down 11 percent compared to the second quarter of 2023, due to an 8 percent decrease in selling prices and a 6 percent decline in organic unit sales, offset by a 3 percent increase from the transfer of certain product sales from the Retail segment. A 10 percent increase in organic unit sales for PalletOne, due to market share gains, partially offset an 11 percent decline in organic unit sales for Protective Packaging and a 12 percent decline in organic unit sales for Structural Packaging, attributable to weaker demand. Gross profit for the packaging segment decreased 29 percent to $84 million due to competitive price pressure and lower sales volumes.

UFP Construction

Net sales of $575 million increased 4 percent compared to the second quarter of 2023 as a 4 percent decrease in selling prices was offset by a 7 percent increase in organic unit sales and a 1 percent increase from the transfer of certain product sales from the Retail segment. Organic unit sales increased in Factory Built, up 19 percent due to an increase in industry production, and Site Built, up 4 percent, we believe due to market share gains in both existing and new product categories. Gross profit for the construction segment decreased 8 percent to $126 million due to competitive price pressure.

Short-Term Outlook

Lumber Market: We continue to anticipate lumber prices will remain at lower levels in 2024 based on current supply and demand dynamics.

End Market Demand: We continue to follow key indicators and forecasts in the markets we serve and have revised our outlook for the balance of 2024. We anticipate demand will decrease in Retail by mid-single digits, decrease in Packaging by mid- to high-single digits, and increase in Construction by low- to mid-single digits, reflecting continued strength in our Factory Built business. Generally, we expect the soft demand and competitive price environment will continue for the remainder of the year, resulting in more challenging year-over-year unit sales and profitability comparisons. We believe market share gains will help offset lower demand in each of our segments for the balance of the year.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at
9 a.m. ET on Tuesday, July 30, 2024. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at https://www.ufpinvestor.com/news-filings-reports#events---presentations. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #493 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2024/2022

	Quarter Period				Year to Date
(In thousands, except per share data)	2024		2023		2024		2023
NET SALES	$1,901,959	100.0%	$2,043,918	100.0%	$3,540,925	100.0%	$3,866,394	100.0%

COST OF GOODS SOLD	1,539,216	80.9	1,643,851	80.4	2,852,104	80.5	3,107,998	80.4

GROSS PROFIT	362,743	19.1	400,067	19.6	688,821	19.5	758,396	19.6

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	203,155	10.7	204,703	10.0	395,214	11.2	399,386	10.3
OTHER LOSSES (GAINS), NET	554	—	1,867	0.1	750	—	3,805	0.1

EARNINGS FROM OPERATIONS	159,034	8.4	193,497	9.5	292,857	8.3	355,205	9.2

INTEREST AND OTHER	(9,406)	(0.5)	(4,025)	(0.2)	(22,169)	(0.6)	(6,866)	(0.2)

EARNINGS BEFORE INCOME TAXES	168,440	8.9	197,522	9.7	315,026	8.9	362,071	9.4

INCOME TAXES	42,208	2.2	46,734	2.3	67,695	1.9	85,705	2.2

NET EARNINGS	126,232	6.6	150,788	7.4	247,331	7.0	276,366	7.1

LESS NET (EARNINGS) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(302)	—	(27)	—	(610)	—	464	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$125,930	6.6	$150,761	7.4	$246,721	7.0	$276,830	7.2

EARNINGS PER SHARE - BASIC	$2.05		$2.40		$4.01		$4.41

EARNINGS PER SHARE - DILUTED	$2.05		$2.36		$4.00		$4.35

COMPREHENSIVE INCOME	$118,252		$155,266		$238,221		$287,096

LESS COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,020		(1,721)		1,429		(3,481)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$120,272		$153,545		$239,650		$283,615

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

RECONCILIATION TO ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

JUNE 2024/2023

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$809,067	$435,204	$574,547	$81,470	$1,671	$1,901,959
COST OF GOODS SOLD	682,307	351,518	448,992	61,564	(5,165)	1,539,216
GROSS PROFIT	126,760	83,686	125,555	19,906	6,836	362,743
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	65,291	52,996	73,307	14,576	(3,015)	203,155
OTHER	1,686	1,174	237	(2,166)	(377)	554
EARNINGS FROM OPERATIONS	59,783	29,516	52,011	7,496	10,228	159,034
INTEREST AND OTHER	(178)	645	(14)	(1,202)	(8,657)	(9,406)
EARNINGS BEFORE INCOME TAXES	59,961	28,871	52,025	8,698	18,885	168,440
INCOME TAXES	15,025	7,234	13,036	2,180	4,733	42,208
NET EARNINGS	$44,936	$21,637	$38,989	$6,518	$14,152	$126,232
INTEREST AND OTHER	(178)	645	(14)	(1,202)	(8,657)	(9,406)
INCOME TAXES	15,025	7,234	13,036	2,180	4,733	42,208
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	1,124	1,587	1,811	170	3,307	7,999
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	1,158	1,174	287	23	(420)	2,222
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	—	(1,818)	—	—	(1,818)
DEPRECIATION EXPENSE	7,124	8,467	5,621	828	8,584	30,624
AMORTIZATION OF INTANGIBLES	998	2,216	703	1,503	433	5,853
ADJUSTED EBITDA	$70,187	$42,960	$58,615	$10,020	$22,132	$203,914

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.7%	9.9%	10.2%	12.3%	*	10.7%
* Not meaningful

	Quarter Period 2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$938,630	$488,100	$550,464	$67,592	$(868)	$2,043,918
COST OF GOODS SOLD	815,808	369,865	413,260	47,337	(2,419)	1,643,851
GROSS PROFIT	122,822	118,235	137,204	20,255	1,551	400,067
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	61,699	61,377	74,083	13,099	(5,555)	204,703
OTHER	912	(6)	1,162	370	(571)	1,867
EARNINGS FROM OPERATIONS	60,211	56,864	61,959	6,786	7,677	193,497
INTEREST AND OTHER	20	419	(1)	(2,260)	(2,203)	(4,025)
EARNINGS BEFORE INCOME TAXES	60,191	56,445	61,960	9,046	9,880	197,522
INCOME TAXES	14,243	13,355	14,660	2,138	2,338	46,734
NET EARNINGS	$45,948	$43,090	$47,300	$6,908	$7,542	$150,788
INTEREST AND OTHER	20	419	(1)	(2,260)	(2,203)	(4,025)
INCOME TAXES	14,243	13,355	14,660	2,138	2,338	46,734
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	1,315	1,703	1,686	225	3,309	8,238
NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	(10)	(7)	16	70	(87)	(18)
DEPRECIATION EXPENSE	6,396	7,995	4,634	562	7,425	27,012
AMORTIZATION OF INTANGIBLES	1,277	2,236	702	751	396	5,362
ADJUSTED EBITDA	$69,189	$68,791	$68,997	$8,394	$18,720	$234,091

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	7.4%	14.1%	12.5%	12.4%	*	11.5%
* Not meaningful

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

RECONCILIATION TO ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2024/2023

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$1,437,832	$859,622	$1,092,443	$148,417	$2,611	$3,540,925
COST OF GOODS SOLD	1,209,948	690,496	852,553	110,566	(11,459)	2,852,104
GROSS PROFIT	227,884	169,126	239,890	37,851	14,070	688,821
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	120,901	106,937	142,457	27,967	(3,048)	395,214
OTHER	1,220	1,427	80	(1,485)	(492)	750
EARNINGS FROM OPERATIONS	105,763	60,762	97,353	11,369	17,610	292,857
INTEREST AND OTHER	(272)	1,233	(25)	(4,793)	(18,312)	(22,169)
EARNINGS BEFORE INCOME TAXES	106,035	59,529	97,378	16,162	35,922	315,026
INCOME TAXES	23,036	12,564	20,921	3,478	7,696	67,695
NET EARNINGS	$82,999	$46,965	$76,457	$12,684	$28,226	$247,331
INTEREST AND OTHER	(272)	1,233	(25)	(4,793)	(18,312)	(22,169)
INCOME TAXES	23,036	12,564	20,921	3,478	7,696	67,695
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	2,812	3,776	4,276	469	7,943	19,276
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	886	1,427	286	14	(622)	1,991
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	(37)	(1,818)	—	—	(1,855)
DEPRECIATION EXPENSE	14,089	16,936	11,005	1,617	16,996	60,643
AMORTIZATION OF INTANGIBLES	1,996	4,408	1,405	3,037	889	11,735
ADJUSTED EBITDA	$125,546	$87,272	$112,507	$16,506	$42,816	$384,647

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.7%	10.2%	10.3%	11.1%	*	10.9%
* Not meaningful

	Year to Date 2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$1,699,924	$974,661	$1,066,057	$123,387	$2,365	$3,866,394
COST OF GOODS SOLD	1,481,798	735,528	807,194	84,362	(884)	3,107,998
GROSS PROFIT	218,126	239,133	258,863	39,025	3,249	758,396
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	115,612	127,629	141,421	26,063	(11,339)	399,386
OTHER	2,045	(92)	1,235	1,344	(727)	3,805
EARNINGS FROM OPERATIONS	100,469	111,596	116,207	11,618	15,315	355,205
INTEREST AND OTHER	41	1,002	(6)	(4,369)	(3,534)	(6,866)
EARNINGS BEFORE INCOME TAXES	100,428	110,594	116,213	15,987	18,849	362,071
INCOME TAXES	23,740	26,179	27,509	3,815	4,462	85,705
NET EARNINGS	$76,688	$84,415	$88,704	$12,172	$14,387	$276,366
INTEREST AND OTHER	41	1,002	(6)	(4,369)	(3,534)	(6,866)
INCOME TAXES	23,740	26,179	27,509	3,815	4,462	85,705
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	2,930	3,799	3,807	503	6,836	17,875
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	26	(93)	(31)	60	(144)	(182)
DEPRECIATION EXPENSE	12,230	15,677	9,262	961	14,656	52,786
AMORTIZATION OF INTANGIBLES	2,332	4,482	1,499	1,283	775	10,371
ADJUSTED EBITDA	$117,987	$135,461	$130,744	$14,425	$37,438	$436,055

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	6.9%	13.9%	12.3%	11.7%	*	11.3%
* Not meaningful

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 2024/2023

(In thousands)
ASSETS	2024	2023	LIABILITIES AND EQUITY	2024	2023

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$1,041,341	$702,148	Accounts payable	$263,318	$264,408
Restricted cash	761	761	Accrued liabilities and other	281,316	289,211
Investments	36,740	38,459	Current portion of debt	43,754	2,385
Accounts receivable	724,921	802,300
Inventories	684,813	821,187
Other current assets	65,453	50,203

TOTAL CURRENT ASSETS	2,554,029	2,415,058	TOTAL CURRENT LIABILITIES	588,388	556,004

OTHER ASSETS	259,830	228,929	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	232,979	274,821
INTANGIBLE ASSETS, NET	505,138	481,942	OTHER LIABILITIES	180,686	171,349

			TEMPORARY EQUITY	18,931	6,772

PROPERTY, PLANT AND EQUIPMENT, NET	819,497	718,014	SHAREHOLDERS' EQUITY	3,117,510	2,834,997

TOTAL ASSETS	$4,138,494	$3,843,943	TOTAL LIABILITIES AND EQUITY	$4,138,494	$3,843,943

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2024/2023

(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$247,331	$276,366
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	60,643	52,786
Amortization of intangibles	11,735	10,371
Expense associated with share-based and grant compensation arrangements	19,276	17,875
Deferred income taxes	299	(319)
Unrealized gain on investment and other	(1,825)	(1,291)
Equity in loss of investee	1,236	1,005
Net loss (gain) on sale, disposition and impairment of assets	1,991	(182)
Gain from reduction of estimated earnout liability	(1,855)	—
Changes in:
Accounts receivable	(176,839)	(183,717)
Inventories	41,684	154,413
Accounts payable and cash overdraft	61,125	56,899
Accrued liabilities and other	(25,723)	(63,142)
NET CASH FROM OPERATING ACTIVITIES	239,078	321,064

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(106,585)	(84,981)
Proceeds from sale of property, plant and equipment	2,353	789
Acquisitions, net of cash received and purchase of equity method investment	—	67
Purchases of investments	(16,416)	(14,747)
Proceeds from sale of investments	9,284	11,486
Other	(7,674)	2,076
NET CASH USED IN INVESTING ACTIVITIES	(119,038)	(85,310)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	12,354	11,026
Repayments under revolving credit facilities	(11,988)	(11,869)
Repayments of debt	—	(29)
Repayment of debt on behalf of investee	(6,303)	—
Contingent consideration payments and other	(4,779)	(6,179)
Proceeds from issuance of common stock	1,470	1,448
Dividends paid to shareholders	(40,660)	(31,149)
Distributions to noncontrolling interest	(9,400)	(4,859)
Payments to taxing authorities in connection with shares directly withheld from employees	(17,838)	—
Repurchase of common stock	(119,362)	(55,484)
Other	38	48
NET CASH USED IN FINANCING ACTIVITIES	(196,468)	(97,047)

Effect of exchange rate changes on cash	(3,726)	4,579
NET CHANGE IN CASH AND CASH EQUIVALENTS	(80,154)	143,286

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,122,256	559,623

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,042,102	$702,909

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$1,118,329	$559,397
Restricted cash, beginning of period	3,927	226
All cash and cash equivalents, beginning of period	$1,122,256	$559,623

Cash and cash equivalents, end of period	$1,041,341	$702,148
Restricted cash, end of period	761	761
All cash and cash equivalents, end of period	$1,042,102	$702,909